AMENDMENT
                                       TO
                  SUBSCRIPTION AGREEMENT AND RELATED DOCUMENTS

     THIS AMENDMENT to Subscription Agreement, Warrant Agreement and Registration Rights Agreement (collectively the "Amendment") is entered into as of ___________________ by and between eAUTOCLAIMS, INC., a Nevada corporation ("eAuto"), and __________________________ (the "Investor").

                              W I T N E S S E T H:

     WHEREAS, the Investor and eAuto are parties to a Subscription Agreement, Registration Rights Agreement and Warrant Agreement (collectively the "Agreements") entered into in connection with a previous offering of units dated April, May 2005 by eAuto consisting of one share of common stock and one common stock purchase warrant at an offering price of $.28 per Unit ("Prior Offering"); and

     WHEREAS, eAuto is in the process of conducting a new offering (the "Current Offering") and in order to facilitate this Current Offering desires to modify and clarify certain of the previous terms and conditions of the Prior Offering; and

     WHEREAS, in connection with the Prior Offering as set forth in the Prior Offering's Confidential Offering Term Sheet, the Investor was granted the right to an adjustment of the number of Units issued to the Investor in the Prior Offering based upon the number of targeted cumulative ADP claims processed by eAuto before March 1, 2005 and August 1, 2005 ("ADP Claims True-Up"); and

     WHEREAS, the Investor and eAuto are agreeable to modifying the terms and conditions of the ADP Claims True-Up as provided herein; and

     WHEREAS, the Current Offering will be at a Unit price less than the existing warrant exercise price of $.35 per share and accordingly, the parties desire to set forth their understandings regarding the adjustment to the Investor's warrant exercise price; and

     WHEREAS, the parties desire to clarify certain of the prior provisions of the Registration Rights Agreement; and

     WHEREAS, in respect of all provisions and terms of the existing Subscription Agreement, Warrant Agreement and Registration Rights Agreement which are in conflict with or inconsistent with this Amendment, this Amendment shall be controlling in all matters of conflict or inconsistency.

     NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Amendment, the parties agree as follows:

        1.   Recitals.   The  above  recitals  are  true  and  correct  and  are
incorporated herein by reference.

        2. Adjustment to ADP Claims Tru-Up. By execution hereof eAuto and the Investor agree that the terms and conditions set forth in the Confidential Private Offering Term Sheet in connection with the prior Unit offering under the caption "ADP Claims True-Up" are hereby terminated and of no further force and effect. In lieu thereof, eAuto covenants and agrees that the Investor shall be entitled to a fifty percent (50%) increase in the number of Units purchased in the Prior Offering for no additional consideration in exchange for eliminating the terms and provisions of the prior ADP Claims True-Up. eAuto will issue to each Investor the additional shares of its common stock and common stock purchase warrants as soon as reasonably practical after execution of this Amendment.

                  Example: Investor purchased 100,000 units in the Prior Offering. eAuto will issue Investor 50,000 additional shares of common stock and 50,000 additional warrants with an exercise price reflecting the anti-dilution protection afforded the Investor which shall be equal to the offering price per Unit in the Current Offering.

        eAuto covenants and agrees to include in a new registration statement, which shall be filed within thirty (30) days of the final closing of the Current Offering, the shares of eAuto Common Stock underlying the issuance of additional Units to reflect elimination of the ADP Claims True-Up described in this paragraph.

        3. Amendment to Anti-Dilution Provisions of Existing Warrants. In order to fulfill eAuto's obligations pursuant to Section 2.5(a) of the Warrant Agreement in the Prior Offering, eAuto agrees that the warrant exercise price of $.35 per share is hereby adjusted to $.16 per share, which reflects the offering price per Unit in the Current Offering. In addition, the parties further agree to clarify the terms of Section 2.5(a) of the Warrant Agreement to reflect the following:

        o If eAuto issues equity securities or common stock equivalents (i.e., stock options, stock appreciation rights or restricted stock) pursuant to employee equity incentive compensation arrangements, such as stock option plans, below the current market price of the common stock at the time of issuance, anti-dilution protection under Section 2.5(a) of the Warrant Agreement shall apply; provided, that the issuance of such equity securities or common stock equivalents are not approved by the Placement Agent, which approval shall not be unreasonably withheld. This paragraph shall apply as long as the warrants pursuant to the Prior Offering remain outstanding.


         4. Piggyback Registration Rights. If at any time prior to the removal of restrictive legends pursuant to Rule 144(k) (i.e. two (2) years holding period), (i) the Company proposes to register shares of Common Stock under the Securities Act, other than on Forms S-8 , S-4 or any successor forms, in connection with a public offering of such shares for cash (a "Proposed Registration") and (ii) a Registration Statement covering the resale of all of the shares ("Registrable Securities") is not then effective and available for sales thereof by the Investors, the Company shall, at such time, promptly give each Investor written notice of such Proposed Registration. Each Investor shall have ten (10) Business Days from its receipt of such notice to deliver to the Company a written request specifying the amount of Registrable Securities that such Investor intends to sell and such Investor's intended method of distribution. Upon receipt of such request, the Company shall use its best efforts to cause all Registrable Securities which the Company has been requested to register to be registered under the Securities Act to the extent necessary permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of such Investor.

        5. Counterparts/Survival. This Amendment may be executed in one or more counterparts and each shall constitute an original. Unless modified herein, the terms and conditions of the existing Subscription Agreement, Warrant Agreement and Registration Rights Agreement shall remain in full force and effect.

        IN WITNESS WHEREOF, the parties have agreed to this Amendment and this Amendment is effective as of the day and year first written above.

                        eAUTOCLAIMS, INC.,
                        a Nevada corporation

                        By:
                           --------------------------------------------------
                                 ERIC SEIDEL
                                 Chief Executive Officer

                        INVESTOR:



                        By:
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                        As:
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12/28/2004 8:53 AM
#333201 v1 - eAUTOCLAIMS - Amendment Subscription Agt.